UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2017

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

224 Airport Parkway, Suite 400
San Jose, CA 95110
(408) 200-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01     Entry into a Material Definitive Agreement.

On May 18, 2017, Pixelworks, Inc. (“Pixelworks”), entered into an Arrangement Agreement (the “Agreement”) to acquire all of the issued and outstanding common shares of ViXS Systems Inc. (“ViXS”). Each of Pixelworks and ViXS is sometimes hereinafter referred to as a “Party” and collectively as the “Parties”.

The holders of ViXS’ common shares (the “ViXS Shareholders”) will receive 0.04836 of a share of common stock of Pixelworks for each common share of ViXS, representing, in the aggregate, approximately 3,700,000 shares of common stock of Pixelworks (the “Consideration Shares”). Additionally, pursuant to the terms of the Agreement all restricted stock units of ViXS which are unvested and outstanding, will be exchanged for a number of restricted share units of Pixelworks authorized under Pixelworks’ Amended and Restated 2006 Stock Incentive Plan equal to 0.04836 per unvested ViXS restricted share unit, which shall entitle the holder of such restricted share unit to receive one share of common stock of Pixelworks upon settlement of each such restricted share unit.

ViXS currently has in place convertible debentures in an aggregate principal amount of approximately $7.6M Canadian dollars which are convertible at any time at the option of the holders into common shares of ViXS (the "Convertible Debentures"). The Convertible Debentures may be redeemed at the option of ViXS, mature in either September 2019 or January 2020, depending on the series, and are secured by a second ranking security interest over the assets of ViXS. Certain of the Convertible Debentures continue to carry an entitlement to a 10% premium to principal upon redemption at the option of ViXS until September 2017, and the debentures include an event of default clause pursuant to which the repayment of the principal sum of, and accrued and unpaid interest on, the debentures can be accelerated upon a change of control of ViXS. In connection with the transaction, holders of the Convertible Debentures who consent to the transaction and waive the change of control event of default will have their debentures continue to remain outstanding with ViXS and continue to be secured by the assets of ViXS, and will be amended to extend the 10% premium to principal upon redemption at the option of ViXS to December 31, 2017. In connection with the Agreement, ViXS and Pixelworks entered into Agreements Relating to Convertible Debentures with holders representing approximately 71.3% of the issued and outstanding principal amount of Convertible Debentures which include waivers of the change of control event of default provisions of the Convertible Debentures and certain other amendments thereto (collectively, the “Convertible Debenture Agreements”). Each holder of a Convertible Debenture shall receive upon the subsequent conversion of such Convertible Debenture in accordance with its terms, and shall accept in lieu of each ViXS common share to which such holder was entitled upon such exercise, 0.04836 of a share of common stock of Pixelworks, subject to adjustment in accordance with the terms of the Convertible Debenture. The remaining holders of Convertible Debentures will receive notice and offers to enter into similar agreements prior to closing of the transaction. In the event that all holders of Convertible Debentures consent to the transaction and waive the change of control event of default, and enter into Convertible Debenture Agreements, the maximum number of shares of Pixelworks common stock that may be issued in the event that all Convertible Debentures convert into common stock of Pixelworks would be approximately 1.067 million shares as of the date of the Agreement. Holders of Convertible Debentures who do not enter into Convertible Debenture Agreements waiving the change of control event of default will be entitled to receive repayment of the principal sum and all accrued and unpaid interest to the extent that they provide ViXS with a notice of acceleration within 30 days after closing of the transaction.

The acquisition contemplated by the Agreement (the “Acquisition”) has been approved by the board of directors of ViXS, and ViXS shareholders and directors and officers holding approximately 36% of the outstanding common shares of ViXS have entered into support and voting agreements in connection with the Agreement and agreed to vote their common shares in favor of the transaction. The Acquisition has also been unanimously approved by the board of directors of the Pixelworks.

The Acquisition is to be implemented by way of a court-approved plan of arrangement under the Canada Business Corporations Act. The Acquisition is subject to certain closing conditions, including the approval by at least 66⅔% of the votes cast at meeting of shareholders of ViXS, and approval by the Ontario Superior Court of Justice (Commercial List), as well as other closing conditions, including the absence of a material adverse effect with respect to either Pixelworks or ViXS and the delivery of certain third party consents. The Agreement provides for certain representations, warranties and covenants, and provides for the payment of fees upon the termination of the Agreement under certain circumstances, including ViXS’ termination of the Agreement prior to obtaining shareholder approval to accept a superior proposal.

The Consideration Shares, and the right to receive shares of common stock of Pixelworks upon conversion of the Convertible Debentures pursuant to the Agreements Relating to Convertible Debentures, will be issued in reliance upon Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), which exempts from the registration requirements under the Securities Act any securities that are issued in exchange for one or more bona fide outstanding securities where the terms and conditions of such issuance and exchange are approved, after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear, by any court expressly authorized by law to grant such approval. Additionally, Pixelworks has agreed to file by October 31, 2017 a registration statement on Form S-3 registering the shares of common stock to be issued upon conversion of any Convertible Debentures.

The description above of the Agreement is qualified in its entirety by reference to the terms of the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Parties. In particular, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in confidential Disclosure Letters provided by each Party in connection with the signing of the Agreement. These confidential Disclosure Letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, certain representations and warranties in the Agreement were used for the purpose of allocating risk between the Parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Agreement as characterizations of the actual state of facts about the Parties.

Item 7.01     Regulation FD Disclosure.

On May 18, 2017, Pixelworks issued a press release announcing entry into the Agreement. A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1	Arrangement Agreement between Pixelworks, Inc. and ViXS Systems Inc. dated May 18, 2017.*
99.1	Press Release dated May 18, 2017.

* Pixelworks hereby undertakes to furnish a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	May 23, 2017	/s/ Steven L. Moore
Steven L. Moore Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Arrangement Agreement between Pixelworks, Inc. and ViXS Systems Inc. dated May 18, 2017.*
99.1	Press Release dated May 18, 2017.

* Pixelworks hereby undertakes to furnish a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.